                                 AMENDMENT NO. 2

                             PARTICIPATION AGREEMENT

The Participation Agreement dated April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"), A I M Distributors, Inc., a Delaware corporation ("AIM"), Ameritas Life Insurance Corp. (formerly Ameritas Variable Life Insurance Company), a Nebraska life insurance company ("LIFE COMPANY"), and Ameritas Investment Corp. ("UNDERWRITER"), is hereby amended as follows:

    SCHEDULE A IS DELETED AND REPLACED WITH SCHEDULE A ON THE FOLLOWING PAGE.

The effective date of this Amendment is November 5, 2007.

All other provisions of the Agreement shall remain the same.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative.


AMERITAS LIFE INSURANCE CORP. (FORMERLY
AMERITAS VARIABLE LIFE INSURANCE COMPANY)


By: /s/ Robert C. Barth
    ---------------------------------
Name: Robert C. Barth
Title: Sr. Vice President


AMERITAS INVESTMENT CORP.


By: /s/ Cheryl C. Heilman
    ---------------------------------
Name: Cheryl C. Heilman
Title: Vice President


AIM VARIABLE INSURANCE FUNDS


By: /s/ Carolyn Gibbs
   ----------------------------------
Name: Carolyn Gibbs
Title: Assistant Vice President


A I M DISTRIBUTORS, INC.


By: /s/ John S. Cooper
    ---------------------------------
Name: John S. Cooper
Title: Executive Vice President


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                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Dynamics Fund
AIM V.I. International Growth Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

   AMERITAS VARIABLE SEPARATE ACCOUNT V
   AMERITAS VARIABLE SEPARATE ACCOUNT VA-2

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

   AMERITAS VARIABLE SEPARATE ACCOUNT V
      4010 - Overture Applause!
      4016 - Overture Applause! II
      4018 - Overture Encore!
      4065 - Overture Bravo!
      4020 - Corporate Benefit VUL
      4022 - Overture Ovation!
      4024 - Overture VIVA
      4101 - Protector hVUL

   AMERITAS VARIABLE SEPARATE ACCOUNT VA-2
      4782 - Overture Annuity II
      4784 - Overture Annuity III
      4786 - Overture Annuity III-Plus
      4882 - Overture Acclaim!
      4884 - Overture Accent!
      4888 - Overture Medley!


                                       A-1